Exhibit 10.3

AMENDMENT NO. 1 TO TERM LOAN AGREEMENT

This AMENDMENT NO. 1 TO TERM LOAN AGREEMENT (this “Agreement”) dated as of July 16, 2015, is made by and among PANERA BREAD COMPANY, a Delaware corporation (the “Borrower”), BANK OF AMERICA, N.A., a national banking association organized and existing under the laws of the United States, in its capacity as Administrative Agent for the Lenders (this and each other capitalized term used in this Agreement and not otherwise defined herein shall have the meaning given to such term in the Term Loan Agreement (as defined below)), and each of the Lenders signatory hereto.

W I T N E S S E T H:

WHEREAS, the Borrower, the Administrative Agent and the Lenders have entered into that certain Term Loan Agreement dated as of June 11, 2014 (as hereby amended and as from time to time hereafter further amended, modified, supplemented, restated, or amended and restated, the “Term Loan Agreement”), pursuant to which the Lenders have made available to the Borrower a term loan facility;

WHEREAS, the Borrower desires to amend the Term Loan Agreement as set forth below, and the Administrative Agent and the Lenders signatory hereto are willing to effect such amendments on the terms and conditions contained in this Agreement;

NOW, THEREFORE, in consideration of the premises and further valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Amendments to Term Loan Agreement.

1.01 Section 7.03. Section 7.03(d) of the Term Loan Agreement is hereby amended by deleting it in its entirety and substituting in lieu thereof the following:

“(d) Guarantees of any Subsidiary in respect of Indebtedness otherwise permitted hereunder so long as such Subsidiary is a Guarantor hereunder, including without limitation obligations arising under (i) the Credit Agreement dated as of July 16, 2015 among the Borrower, the lenders party thereto and Bank of America, as administrative agent, and (ii) the Term Loan Agreement dated as of July 16, 2015 among the Borrower, the lenders party thereto and Bank of America, as administrative agent, in each case, as the same may be from time to time amended, restated, supplemented or otherwise modified;”

1.02 Section 7.09. Section 7.09 of the Term Loan Agreement is hereby amended by deleting it in its entirety and substituting in lieu thereof the following:

“7.09 Burdensome Agreements. The Borrower shall not, nor shall it permit any Subsidiary to, directly or indirectly, enter into, or permit to exist, any Contractual

Obligation that (a) encumbers or restricts the ability of (i) any Subsidiary to pay any Indebtedness owed by it to the Borrower, (ii) any Subsidiary to Guarantee the Indebtedness of the Borrower or any Subsidiary under this Agreement, (iii) any Subsidiary to make loans or advances to the Borrower, (iv) any Subsidiary to transfer any of its property to the Borrower, (v) any Subsidiary to make Restricted Payments to the Borrower or any Subsidiary, or (vi) the Borrower or any Subsidiary to pledge its property pursuant to the Loan Documents or any renewals, refinancings, exchanges, refundings or extension thereof, (b) requires the grant of any security for any obligation if such property is given as security for the Obligations, except (in respect of any of the matters referred to in clauses (a) or (b) above) pursuant to (A) this Agreement and the other Loan Documents, (B) any document or instrument governing Indebtedness (1) incurred pursuant to Section 7.03 or (2) otherwise permitted under this Agreement, (C) customary restrictions and conditions contained in any agreement relating to the sale of any property permitted under Section 7.05 pending the consummation of such sale or (D) customary restrictions in organization documents of any Subsidiary that is not wholly-owned.”

2. Effectiveness; Conditions Precedent. This Agreement shall become effective upon the receipt by the Administrative Agent of executed counterparts of this Agreement, each of which shall be originals or telecopies or other electronic imaging transmission (e.g. “pdf” via e-mail), duly executed by the Borrower, the Administrative Agent and the Required Lenders.

3. Representations and Warranties. In order to induce the Administrative Agent and the Lenders to enter into this Agreement, the Borrower represents and warrants to the Administrative Agent and the Lenders as follows:

(a) Since the date of the most recent financial reports of the Borrower delivered pursuant to Section 6.01 of the Term Loan Agreement, there has been no event or circumstance either individually or in the aggregate that has had or could reasonably be expected to have a Material Adverse Effect;

(b) The execution, delivery and performance by the Borrower of this Agreement, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of the Borrower’s Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (i) any Material Contracts to which the Borrower is a party or affecting the Borrower or the properties of the Borrower or any of its Subsidiaries or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which the Borrower or its property is subject; or (c) violate any Law, except where such violation could not reasonably be expected to have a Material Adverse Effect.

4. Entire Agreement. This Agreement, together with all the Loan Documents, sets forth the entire understanding and agreement of the parties hereto in relation to the subject matter hereof and supersedes any prior negotiations and agreements among the parties relating to such subject matter.

5. Full Force and Effect of Agreement. Except as hereby specifically amended, modified or supplemented, the Term Loan Agreement and all other Loan Documents are hereby confirmed and ratified in all respects and shall be and remain in full force and effect according to their respective terms.

6. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument.

7. Governing Law. This Agreement shall in all respects be governed by, and construed in accordance with, the laws of the State of New York and shall be further subject to the provisions of Section 10.14 of the Term Loan Agreement.

8. Enforceability. Should any one or more of the provisions of this Agreement be determined to be illegal or unenforceable as to one or more of the parties hereto, all other provisions nevertheless shall remain effective and binding on the parties hereto.

9. References. On or after the date hereof, all references in any of the Loan Documents to the “Term Loan Agreement” shall mean the Term Loan Agreement, as amended by this Agreement.

10. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Borrower, the Administrative Agent, and each of the Lenders, and their respective successors, legal representatives, and assignees to the extent such assignees are permitted assignees as provided in Section 10.06 of the Term Loan Agreement.

[Signature pages follow.]

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be made, executed and delivered by their duly authorized officers as of the day and year first above written.

PANERA BREAD COMPANY, as Borrower

By:	/s/ Michael J. Bufano
Name:	Michael J. Bufano
Title:	Senior Vice President, Chief Financial Officer

Panera Bread Company

Amendment No. 1 to Credit Agreement

Signature Page

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ Kelly Weaver
Name:	Kelly Weaver
Title:	Vice President

Panera Bread Company

Amendment No. 1 to Credit Agreement

Signature Page

BANK OF AMERICA, N.A., as a Lender

By:	/s/ Anthony Luppino
Name:	Anthony Luppino
Title:	Vice President

Panera Bread Company

Amendment No. 1 to Credit Agreement

Signature Page

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Darcy McLaren
Name:	Darcy McLaren
Title:	Director

Panera Bread Company

Amendment No. 1 to Credit Agreement

Signature Page

TD BANK, N.A., as a Lender

By:	/s/ Elizabeth Sullivan
Name:	Elizabeth Sullivan
Title:	Senior Vice President

Panera Bread Company

Amendment No. 1 to Credit Agreement

Signature Page